SCHEDULE 14C
                                 (Rule 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION
                Information Statement Pursuant to Section 14 (c)
           of the Securities Exchange Act of 1934 (Amendment No. ___ )

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| | Preliminary Information Statement     | |  Confidential, for Use of the
                                               Commission Only (as permitted
|X| Definitive Information Statement           by Rule 14c-5(d)(2))
________________________________________________________________________________

                              ELSINORE CORPORATION
________________________________________________________________________________
                (Name Of Registrant As Specified In Its Charter)

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            pursuant to Exchange Act Rule 0-11.
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paid previously.  Identify the previous filing by registration statement number,
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                              ELSINORE CORPORATION
                               202 Fremont Street
                             Las Vegas, Nevada 89101


                                                              September 27, 2000


Dear Stockholder:

     You are cordially invited to attend the 2000 Annual Meeting of Stockholders of Elsinore Corporation, to be held at 9:00 a.m. on October 17, 2000 in the Royal Pavilion at the Four Queens Hotel and Casino, 202 Fremont Street, Las Vegas, Nevada 89101.

     The business to be conducted at the meeting includes the election of directors and consideration of any other matters that may properly come before the meeting and any adjournment or postponement thereof.

     It is important that your shares be represented at the Annual Meeting.



                                       On behalf of the Board of Directors,

                                       /s/ S. Barton Jacka
                                       S. Barton Jacka
                                       Secretary of Elsinore Corporation





                              ELSINORE CORPORATION
                               202 FREMONT STREET
                             LAS VEGAS, NEVADA 89101

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     Notice is hereby given that the annual meeting (the "Annual Meeting") of stockholders of Elsinore Corporation, a Nevada corporation (the "Company"), will be held in the Royal Pavilion at the Four Queens Hotel and Casino, 202 Fremont Street, Las Vegas, Nevada 89101, at 9:00 a.m. on October 17, 2000, for the following purposes:

     (a) To elect four directors; and

     (b) To transact any other business which may properly come before the Annual Meeting or any adjournment or postponement thereof.

                         WE ARE NOT ASKING FOR A PROXY,
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     The Board of Directors has fixed September 22, 2000 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Accordingly, only holders of record of Common Stock and Preferred Stock at the close of business on such date shall be entitled to vote at the Annual Meeting and any adjournment or postponement thereof. A list of such stockholders will be available for examination by any stockholder at the Annual Meeting and, for purposes germane to the Annual Meeting, at the office of the Secretary of the Company, 202 Fremont Street, Las Vegas, Nevada, for a period of ten days prior to the Annual Meeting.

     This information statement is being mailed to the Company's stockholders on or about September 27, 2000 by order of the Company's Board of Directors.

     The Officers and Directors of the Company cordially invite you to attend the Annual Meeting.


                                       On behalf of the Board of Directors,

                                       /s/ S. Barton Jacka
                                       S. Barton Jacka
                                       Secretary of Elsinore Corporation

Las Vegas, Nevada, September 27, 2000


                              INFORMATION STATEMENT

     This Information Statement is being furnished on or about September 27, 2000 by the Board of Directors of Elsinore Corporation (the "Company") in connection with the annual meeting (the "Annual Meeting") of the stockholders of the Company to be held at the Four Queens Hotel and Casino, 202 Fremont Street, Las Vegas, Nevada 89101, at 9:00 a.m. on October 17, 2000, and with any adjournment or postponement thereof. The Company's principal executive offices are located at 202 Fremont Street, Las Vegas, Nevada 89101, and its telephone number is (702) 385-4011.

     The Board of Directors of the Company has fixed September 22, 2000 as the record date for the determination of stockholders entitled to notice and to vote at the Annual Meeting (the "Record Date"). As of the Record Date, there were 4,993,965 shares of Common Stock, $.001 par value per share (the "Common Stock"), issued and outstanding and held by approximately 935 holders of record. In addition, 50,000,000 shares of Series A Convertible Preferred Stock are outstanding. The shares of Preferred Stock have the right to convert to 93,000,000 shares of the Company's Common Stock. The Company's annual report on Form 10-K (the "Annual Report") to stockholders for the fiscal year ended December 31, 1999, including audited financial statements, is being transmitted to stockholders of record as of the Record Date concurrently. Stockholders are urged to read the Annual Report in its entirety.

     The presence of the holders of a majority of the Company's outstanding shares of voting stock shall constitute a quorum. Each share of Common Stock and Preferred Stock (on an as-converted basis except with respect to election of directors) is entitled to one vote on all matters submitted to a vote of stockholders. In connection with the cumulative voting feature applicable to the election of directors, each stockholder is entitled to as many votes as shall equal the number of shares held by such person at the close of business on the record date multiplied by the number of directors to be elected. A stockholder may cast all of such votes for a single nominee or may apportion such votes among any two or more of them, as he or she sees fit. A stockholder may withhold votes from any or all nominees. The affirmative vote of a plurality of the shares represented at the Annual Meeting will be necessary for the election of directors. Proposals are approved if the number of shares voted in favor exceeds the number voted against. Abstentions are counted for the purposes of determining if a quorum is present at the Annual Meeting for the transaction of business. In addition, abstentions are included in determining the number of shares voted on proposals submitted to stockholders (other than the election of directors) and will have the same effect as a vote against such proposals. If nominee recordholders do not vote on specific issues because they did not receive specific instructions on such issues from the beneficial owners of such shares ("Broker Nonvotes"), such Broker Nonvotes will not be treated as either votes cast or shares present or represented for purposes of establishing a quorum.

                         WE ARE NOT ASKING FOR A PROXY,
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

     As of September 7, 2000, the Company had two classes of voting securities, Common Stock and Series A Convertible Preferred Stock. Series A Convertible Preferred Stock votes on an as-converted basis except with respect to the election of directors for which each share is entitled to one vote. As of September 7, 2000, the beneficial ownership of Common Stock by each person who is known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock and Series A Convertible Preferred Stock, is as follows:







                                  Common Stock

                                             Amount and Nature of       Percent
Name and Address of Beneficial Owner        Beneficial Ownership(1)    of Class
------------------------------------        -----------------------    ---------
John C. "Bruce" Waterfall, who exercises voting and investment authority over the Common Stock owned by the MWV Accounts, as follows
(2)(3):
  Betje Partners                                4,278,690.06              46.5%
  Endowment Prime, L.L.C. (f/k/a)
   The Common Fund for Non-Profit Organizations14,836,328.84               77.8
  Morgens Waterfall Income Partners, L.P.       2,604,280.86               34.6
  MWV Employee Retirement Plan Group Trust        879,022.60               15.2
  MWV International, Ltd.                       3,898,515.00               79.1
  Phoenix Partners, L.P.                       12,276,868.62               71.4
  Restart Partners, L.P.                       10,273,330.56               67.6
  Restart Partners II, L.P.                    19,677,499.86               80.0
  Restart Partners III, L.P.                   16,089,026.04               76.6
  Restart Partners IV, L.P.                    10,135,926.78               67.3
  Restart Partners V, L.P.                      2,696,949.78               35.4
                                               -------------              ------
              Total                            97,646,439.00               99.7%
                                               =============              ======


                                 Preferred Stock

                                             Amount and Nature of       Percent
Name and Address of Beneficial Owner        Beneficial Ownership(1)    of Class
------------------------------------        -----------------------    ---------

John C. "Bruce" Waterfall, who exercises voting and investment authority over the Common Stock owned by the MWV Accounts, as follows
(2)(3):
  Betje Partners                                2,300,371.00                4.6%
  Endowment Prime, L.L.C. (f/k/a)
   The Common Fund for Non-Profit Organizations 7,596,894.00               15.2
  Morgens Waterfall Income Partners, L.P.       1,400,151.00                2.8
  MWV Employee Retirement Plan Group Trust        450,110.00                  *
  MWV International, Ltd.                                  -                  *
  Phoenix Partners, L.P.                        6,600,467.00               13.2
  Restart Partners, L.P.                        5,523,296.00               11.0
  Restart Partners II, L.P.                    10,579,301.00               21.2
  Restart Partners III, L.P.                    8,650,014.00               17.3
  Restart Partners IV, L.P.                     5,449,423.00               10.9
  Restart Partners V, L.P.                      1,449,973.00                2.9
                                               -------------              ------
         Total                                 50,000,000.00              100.0%
                                               =============              ======


*Less than 1% of the outstanding shares

     (1) The number of shares beneficially owned and the percentage of shares beneficially owned are determined in accordance with the rules of the Securities and Exchange Commission and are based on 4,929,313 shares of Common Stock and 50,000,000 shares of Series A Convertible Preferred Stock, which are convertible into 93,000,000 shares of Common Stock outstanding as of February 6, 2000.

     (2) The address for Mr. Waterfall and each of the MWV Accounts is 10 East 50th Street, New York, New York 10022.

     (3) The Common Stock table represents shares on an as-converted basis and the Preferred Stock table only represents shares of Series A Convertible Preferred Stock. Pursuant to agreements and undertakings with the Board and the Commission which were required in order for the Company's plan of reorganization to become effective, Mr. Waterfall is the only individual who exercises voting and investment power (including dispositive power) with respect to Common Stock owned by the MWV Accounts. MWV and its affiliates other than Mr. Waterfall are either investment advisors to, or trustees or general partners of, the MWV Accounts. Accordingly, for purposes of the relevant Exchange Act rules, they could also be deemed the beneficial owners of Common Stock held by the MWV Accounts. The possible attribution of such beneficial ownership of Common Stock, expressed in number of shares, on an as-converted basis, and percent of the class, to MWV and those affiliates is as follows: MWV- 9,056,227.66 (90.2%); Endowment Prime, L.L.C. - 14,836,328.84 (77.8%); MW Capital, L.L.C. -
2,604,280.86 (34.6%); MW Management, L.L.C. - 12,276,868.62(71.4%); Prime Group,
L.P. - 10,273,330.56(67.6%); Prime Group II, L.P. - 19,677,499.86 (80.0%); Prime
Group III, L.P. -  16,089,026.04  (76.5%);  Prime Group IV, L.P. - 10,135,926.78
(67.3%);  and  Prime  Group  V,  L.P.  -  2,696,949.78   (35.4%).  The  possible
attribution of ownership of Series A Convertible Preferred Stock, expressed in number of shares and percent of the class, to MWV and those affiliates is as follows: MWV- 2,750,481.00 (5.5%); Endowment Prime, L.L.C. - 7,596,894.00(15.2%); MW Capital, L.L.C. 1,400,151.00 (2.8%); MW Management,
L.L.C. - 6,600,467.00 (13.2%);  Prime Group, L.P. - 5,523,296.00 (11.0%);  Prime
Group II, L.P. -  10,579,301.00  (21.2%);  Prime Group III, L.P. -  8,650,014.00
(17.3%);  Prime Group IV, L.P. - 5,449,423.00 (10.9%); and Prime Group V, L.P. -
1,449,973.00 (2.9%). In view of Mr. Waterfall's possession of sole voting and investment power over the Common Stock and Preferred Stock on behalf of the MWV Accounts, these entities disclaim beneficial ownership of Common Stock and Preferred Stock.


Security Ownership of Management

Management

     As of September 7, 2000, the beneficial ownership of Common Stock and Preferred Stock by each of Elsinore's directors and by its directors and executive officers as a group, as such ownership is known by Elsinore, is as follows:


                                                 Amount and Nature
                                                   of Beneficial        Percent
Title of Class    Name of Beneficial Owner           Ownership          of Class
--------------    ------------------------       -----------------      --------
Common Stock      John C. "Bruce" Waterfall,
                  Chairman of the Board (1)          97,646,440 (2)        99.7%

Common Stock      Directors and executive
                  officers as a group (3 persons)    97,646,440 (2)        99.7

Series A          John C. "Bruce" Waterfall,
Convertible       Chairman of the Board (1)
Preferred                                            50,000,000           100.0

Series A          Directors and executive
Convertible       officers as a group (3 persons)
Preferred                                            50,000,000           100.0




     (1) Represents Mr. Waterfall's beneficial ownership on an as-converted basis. See note (3) to the table on page 6 regarding the beneficial ownership of MWV.

     (2) See note (1) to the table on page 6 discussing beneficial owners of more than 5% of the outstanding Common Stock for information regarding Mr. Waterfall's beneficial ownership.


                              ELECTION OF DIRECTORS

     At the Annual Meeting, four directors will be elected to serve until the next annual meeting of the stockholders or until their respective successors have been duly elected and qualified. The Board of Directors has nominated John
C. "Bruce" Waterfall, Jeffrey T. Leeds, S. Barton Jacka and Donald A. Hinkle for election at the Annual Meeting. The Board of Directors knows of no reason why any of the nominees would be unable or unwilling to serve.

The Board of Directors unanimously recommends a vote FOR all nominees listed below.

Nominees for Director

     The following sets forth the names, ages and positions of each person who is a director, executive officer or significant employee of the Company. Each director listed below, except Donald A. Hinkle, assumed his position with the Company on the Plan Effective Date and was re-elected at the Company's 1999 Annual Shareholders' Meeting held on October 26, 1999 to serve until the next
Annual Shareholders' Meeting. In 1999, the Company did not have any executive officers who were not also a Director of the Company.



Name                          Age    Position
----                          ---    --------
Directors and Officers
----------------------
John C. "Bruce" Waterfall      63     Chairman of the Board, Nominee

Jeffrey T. Leeds               44     President, Chief Executive Officer and
                                      Director, Nominee

S. Barton Jacka                64     Treasurer, Secretary and Director, Nominee

Donald A. Hinkle               52     Director, Nominee

Significant Employee
--------------------
Philip W. Madow                41     Acting General Manager


     The Board has been increased in size to consist of four directors following the Annual Meeting.

     John C. "Bruce" Waterfall. Mr. Waterfall has been Chairman of the Board of Elsinore since February 1997. Mr. Waterfall has been a professional money manager and analyst for the past 31 years with MWV, of which he is President and a co-founder. Certain investment accounts managed by MWV own 99.7% of the outstanding Common Stock, and Mr. Waterfall exercises sole voting and investment authority over that Common Stock. Mr. Waterfall also serves as a director of Darling International, Inc., a publicly reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     Jeffrey T. Leeds. Mr. Leeds has been the President, Chief Executive Officer, and a member of the Board of Directors of Elsinore since February 1997. Since 1993, Mr. Leeds has been President of Leeds Group, Inc., a private investment-banking firm which he co-founded. Mr. Leeds is also a Principal of Advance Capital Management, LLC, a private equity firm which he formed in 1995.

     S. Barton Jacka. Mr. Jacka has been the Secretary, Treasurer and a member of the Board of Directors of Elsinore since February 1997. Mr. Jacka is a gaming consultant and serves as chairman of the gaming compliance committees of several companies licensed by the Nevada Gaming Authorities. From 1993 to 1996, Mr. Jacka was with Bally Gaming, Inc. and Bally Gaming International, Inc., first as Director of Government Affairs and Gaming Compliance and later as Vice President. He held the position of Director of Corporate Gaming Compliance for Bally Manufacturing Corporation and then Ballys Casino Resort from 1987 to 1993. Mr. Jacka retired from the position of Chairman of the Nevada State Gaming Control Board, a position he held from 1985 to 1987, prior to entering the private sector.

     Donald A. Hinkle. Mr. Hinkle has 26 years of experience in the gaming industry. He is a certified public accountant and a member of the American Institute of Certified Public Accountants and has held gaming licenses in both Nevada and Atlantic City. Since 1999, Mr. Hinkle has been the Director of Finance and Chief Financial Officer for the AVI Hotel and Casino, a Native American resort located in Laughlin, Nevada. From 1986 to 1998 he held executive finance positions with Bally's Park Place, Atlantic City; Bally's Grand, Atlantic City; the Dunes Hotel/Casino and Country Club, Las Vegas; and Bally Systems in Reno, Nevada. He began his gaming career with the Las Vegas Hilton holding various accounting positions from 1976 to 1985.

     Philip W. Madow Mr. Madow assumed the position of Acting General Manager of the Four Queens effective August 10, 2000. Mr. Madow has over 21 years of experience in the Hospitality and Gaming Industry. He has worked with Marriott Corporation and has been with the Four Queens for nearly 15 years. Most recently he has served as the Company's Director of Operations and Administration.

Committees and Meetings

     The Board of Directors currently has an Audit Committee. The membership of such committee is determined from time to time by the Board of Directors. Currently, the Audit Committee consists of Messrs. Waterfall, Leeds, and Jacka.

     The functions of the Audit Committee include reviewing the independence of the independent auditors, recommending to the Board of Directors the engagement and discharge of independent auditors, reviewing with the independent auditors the plan and results of auditing engagements, approving or ratifying each material professional service provided by independent auditors, considering the range of audit and non-audit fees, reviewing the scope and results of the Company's procedures for internal auditing and the adequacy of internal accounting controls and directing and supervising special investigations.

     The Company did not have a compensation committee in 1999. The full Board of Directors has made all decisions regarding executive officer compensation. Messrs. Leeds and Jacka receive compensation as executive officers and are members of the Board of Directors.

     In 1999, the Board of Directors held 5 meetings and took no action by written consent. The Audit Committee held 4 meetings. Each director attended more than 75% of the aggregate number of meetings of the Board and the committees on which he served in 1999.

Compensation of Directors

     Current Board of Directors. Mr. Waterfall receives no compensation from the Company for serving as Chairman of the Board and attending Board of Directors meetings. Each of the other directors receives an annual fee of $25,000 in consideration of his attendance at each quarterly Board of Directors meeting plus $1,000 for each additional meeting (other than meetings by telephone conference) at which his attendance is required. All directors receive reimbursement for reasonable expenses incurred in attending each meeting of the Board of Directors. Jeffrey T. Leeds and S. Barton Jacka also receive $10,000 per year in consideration of serving as executive officers of the Company. Separate from his duties as a Director of the Company, Mr. Jacka receives $48,000 per year for serving as a consultant to the Company for Gaming Compliance matters.

Certain Relationships and Related Transactions

     Mr. Waterfall, our Chairman of the Board, is the President and a principal shareholder of MWV, which manages the MWV Accounts. Pursuant to the Recapitalization on September 29, 1998, the MWV Accounts have beneficially owned 99.7% of the Common Stock and $11,104,000 principal amount of the 12.83% New Second Mortgage Notes.

     Mr. Jacka receives $48,000 per year for serving as a consultant to the Company for Gaming Compliance matters.

     Riviera Gaming Management - Elsinore, a subsidiary of Riviera Holdings Corporation ("RGME"), managed the Four Queens Hotel & Casino, a subsidiary of Elsinore, under an arrangement effective April 1, 1997 ("Management Arrangement"). In connection with RGME's management, RGME's principal officer also served, at the request of Elsinore, as the sole director and officer of Four Queens on a non-salaried basis and was excluded from performing policy-making functions for Elsinore. As a result of the termination of the Management Arrangement between the Company and RGME on December 31, 1999, Mr. Waterfall has assumed the positions of sole director and officer of the Four Queens. In addition, Riviera Holdings Corporation ("Riviera") was also a party to an agreement with R&E Gaming Corporation ("R&E") providing for the merger of Riviera Acquisition Sub, Inc. into Riviera ("Riviera Merger"). Effectiveness of the Riviera Merger was a condition precedent to consummation of the merger between the Elsinore and entities controlled by Mr. Allen E. Paulson, namely R&E and Elsinore Acquisition Sub, Inc. ("EAS") (the "Merger"). Upon consummation of the Merger, RGME would have been entitled to certain payments under the Management Arrangement.

     The Management Arrangement was negotiated and went into effect before R&E or any of its affiliates entered into negotiations with Riviera or Elsinore concerning the Merger, the Riviera Merger, an Option and Voting Agreement between R&E and MWV, or an Option and Voting Agreement between R&E and certain Riviera shareholders.



                             EXECUTIVE COMPENSATION

     The following table provides certain summary information concerning compensation paid by the Company to each person who served as Chief Executive Officer during any part of the year ended December 31, 1999. No person who held any other executive officer position during any part of 1999 received a total annual salary and bonus in excess of $100,000 in such year.








                                                        Long Term
                                                       Compensation
                                                          Awards
                                                       ------------
Name and Principal Position      Annual Compensation   Securities   All Other
---------------------------      --------------------  Underlying  Compensation
                         Year    Salary($)   Bonus($)   Options(#)      ($)
                         ----    ---------   --------  ----------- ------------
Jeffrey T. Leeds         1999     39,000       -0-         -0-          -0-
 President and Chief     1998     37,000       -0-         -0-          -0-
 Executive Officer       1997     35,000       -0-         -0-          -0-


Stock Options and Similar Rights

     The Company did not grant any stock options or stock appreciation rights (collectively, "Stock Rights") during 1999 nor were any Stock Rights exercised in 1999. As of February 28, 1997, the effective date of the Plan, all previously outstanding Stock Rights were canceled.

Compensation Committee Interlocks and Insider Participation


     The Company did not have a compensation committee in 1999. The full Board of Directors has made all decisions regarding executive officer compensation. Messrs. Leeds and Jacka receive compensation as executive officers and are members of the Board of Directors. Separate from his duties as a Director of the Company, Mr. Jacka receives $48,000 per year for serving as a consultant to the Company for Gaming Compliance matters.

     Mr. Waterfall, our Chairman of the Board, is the President and a principal shareholder of MWV, which manages the MWV Accounts. Pursuant to the Recapitalization on September 29, 1998, the MWV Accounts have beneficially owned 99.7% of the Common Stock and $11,104,000 principal amount of the 12.83% New Second Mortgage Notes.

     RGME, managed the Four Queens Hotel & Casino, a subsidiary of Elsinore, under a Management Arrangement. In connection with RGME's management, RGME's principal officer also served, at the request of Elsinore, as the sole director and officer of Four Queens on a non-salaried basis and was excluded from performing policy-making functions for Elsinore. As a result of the termination of the Management Arrangement between the Company and RGME on December 31, 1999, Mr. Waterfall has assumed the positions of sole director and officer of the Four Queens. In addition, Riviera was also a party to an agreement with R&E providing for the Riviera Merger. Effectiveness of the Riviera Merger was a condition precedent to consummation of the Merger. Upon consummation of the Merger, RGME would have been entitled to certain payments under the Management Arrangement.

     The Management Arrangement was negotiated and went into effect before R&E or any of its affiliates entered into negotiations with Riviera or Elsinore concerning the Merger, the Riviera Merger, the Option and Voting Agreement between R&E and MWV, or the Option and Voting Agreement between R&E and certain Riviera shareholders.



               BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

     Since the Plan Effective Date, Messrs. Leeds and Jacka have been the only executive officers of the Company. The Board of Directors has established minimal stipends for Messrs. Leeds and Jacka, in light of the Company's financial position, and determined the salary of the former General Manager and the current Acting General Manager of the Four Queens. The Board of Directors delegated all other compensation decisions to RGME until the appointment of Dual
B. Cooper, Jr., General Manager of the Four Queens, on September 3, 1999. Pursuant to RGME's Management Arrangement, in the event compensation in excess of $125,000 was granted to any employee, such compensation must have been approved by the Board of Directors. The Management Agreement between the Company and RGME terminated on December 31, 1999. Currently all other compensation decisions are made by the Acting General Manager of the Four Queens.

Chief Executive Compensation

     Jeffrey Leeds received compensation for serving as President and Chief Executive Officer of the Company in 1999 in the amount of $10,000. Such amount was determined primarily based on the Company's financial position.




                                       BOARD OF DIRECTORS
                                       John C. "Bruce" Waterfall, Chairman
                                       Jeffrey T. Leeds
                                       S. Barton Jacka



                                PERFORMANCE GRAPH

     The following graph compares the annual change in the cumulative total return, assuming reinvestment of dividends, if any, on the Company's Common Stock with the annual change in the cumulative total returns of the Nasdaq Stock Market (U.S. Companies), the American Stock Exchange Index (U.S. Companies) (the "AMEX Index") and the Nasdaq Amusement and Recreation Services Index (the "Nasdaq 79xx"), which the Company considers to be its industry peer group. Nasdaq 79xx is comprised of companies whose stock is traded on the Nasdaq National Market and which have a standard industry classification within 7900-7999. The graph assumes an investment of $100 on February 28, 1997, in each of the stocks comprising the Nasdaq Stock Market, the AMEX Index and the Nasdaq 79xx. Data as to the Company's trading price is based solely on reported activity on the Nasdaq Bulletin Board. The graph lines merely connect the prices on the dates indicated and do not reflect fluctuation between the dates.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN FOR ELSINORE CORPORATION, NASDAQ STOCK MARKET (U.S. COMPANIES) INDEX, AMEX INDEX AND NASDAQ 79XX


    CRP TOTAL RETURNS INDEX FOR:      2/28/97   12/31/97   12/31/98    12/31/99
--------------------------------------------------------------------------------
Nasdaq Stock Market (U.S. Companies)   100.00     121.1      170.7       317.4

AMEX Stock Market (U.S. Companies)     100.00     120.0      128.2       169.5

Nasdaq Stocks (SIC 7900-7999 U.S.
Companies) amusement and recreation
services                               100.00     115.6      118.2       143.8

Company Common Stock                   100.00   1,406.25     175.63      234.38


     The trading market for the Common Stock is extremely thin. The MWV Accounts own 99.7% of the outstanding Common Stock, which they acquired pursuant to the Plan, and they have not bought or sold any Common Stock since the Plan became effective. In view of the lack of an organized or established trading market for the Common Stock, the extreme thinness of whatever trading market may exist, the limited number of shares that are not held by the MWV Accounts, and the current litigation relating to the Merger Agreement, the prices reflected on the chart as reported on the Nasdaq Bulletin Board may not be indicative of the price at which any prior or future transactions were or may be effected in the Common Stock. Stockholders are cautioned against drawing any conclusions from the data contained herein, as past results are not necessarily indicative of future stock performance. The Performance Graph in no way reflects the Company's forecast of future stock price performance.

     THE FOREGOING REPORT OF THE BOARD OF DIRECTORS AS TO EXECUTIVE COMPENSATION AND THE PERFORMANCE GRAPH THAT APPEARS IMMEDIATELY ABOVE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

                              INDEPENDENT AUDITORS

     The Company has continued to retain the firm of Deloitte & Touche LLP as independent accountants for the Company's fiscal year ending December 31, 2000. The Company's Board of Directors approved the retention of Deloitte &Touche LLP as independent accountants upon recommendation of the Company's Audit Committee.

     A representative of Deloitte & Touche LLP is expected to be present at the meeting and will have the opportunity to make a statement if such representative so desires, and will be available to respond to appropriate questions.


                       2001 Annual Meeting of Stockholders

     Stockholders who may wish to present proposals for inclusion in the Company's proxy materials in connection with the 2001 Annual Meeting of Stockholders must submit such proposals in writing to the Company's Secretary at the address shown at the top of page 2 not later than May 25, 2001. In addition, to be properly considered at the 2001 Annual Meeting of Stockholders, notice of any stockholder proposals must be given to the Secretary in writing not less than 60 nor more than 90 days prior to the meeting; provided, that in the event that less than 70 days notice of the meeting date is given to stockholders, proposals must be received not later than the close of business on the tenth day following the day on which notice of the annual meeting date was mailed or publicly disclosed. A stockholder's notice to the Secretary must set forth for each matter proposed to be brought before the annual meeting (a) a brief description of the matter the stockholder proposes to bring before the annual meeting, (b) the name and home address of the stockholder proposing such business, (c) the class and number of shares of Common Stock beneficially owned by such stockholder, and (d) any financial interest of such stockholder in such business.











                                  OTHER MATTERS

     The Board of Directors does not intend to present or knows of any other business which will be presented for consideration at the Annual Meeting.

     COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, AS FILED WITH THE SEC WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY AT 202 FREMONT STREET, LAS VEGAS, NEVADA 89101.



                                       By Order of the Board of Directors

Las Vegas, Nevada
September 27, 2000